EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-113692, 333-46008 and 333-66434, Form S-3 Nos. 333-110067,
333-102436, 333-76144, 333-115245 and 333-115247, Form SB-2 No. 333-47240, and
Form S-4 No. 333-113582), of our report dated June 7, 2004, with respect to the financial statements of Espotting Media Inc. for the three years ended March 31, 2004 included in this Current Report on Form 8-K of FindWhat.com.

                                                     /s/ Ernst & Young LLP

London, England
June 29, 2004